UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 29, 2015, TEGNA Inc., formerly known as Gannett Co., Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Amended and Restated Competitive Advance and Revolving Credit Agreement, dated December 13, 2004 and effective as of January 5, 2005, and as amended and restated as of August 5, 2013, as amended, among the Company, the several lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC, Mizuho Bank, Ltd., SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank, National Association, as documentation agents (the “Credit Agreement”), effective on June 29, 2015.

Among other things, the Amendment amends the Credit Agreement to:

•	Extend the revolving credit commitments and letter of credit commitments thereunder until June 29, 2020;

•	Adjust the Company’s permitted total leverage ratio to 5.00:1.00 from March 29, 2015 through the fiscal quarter ended June 30, 2017, reducing to 4.75:1.00 for the fiscal quarter ending September 30, 2017 through the fiscal quarter ending June 30, 2018, and then reducing to 4.50:1.00 for the fiscal quarter ending September 30, 2018 and thereafter;

•	Extend the test period for calculating the total leverage ratio to a period of eight consecutive fiscal quarters ended on the last day of the eighth such fiscal quarter;

•	Reflect the Company’s name change from Gannett to TEGNA Inc. and changes to the composition of the Company’s material domestic wholly-owned subsidiaries that guarantee the payment of obligations under the Credit Agreement, in each case in connection with the completion of the Company’s previously announced spin-off of its publishing business;

•	Provide a new term loan to the Company of $200 million, with the final maturity of the term loan to occur on June 29, 2020;

•	Provide for reporting obligations with respect to certain ERISA events; and

•	Include a change in control event of default.

Customary fees will be payable in respect of the amended Credit Agreement, including commitment fees of 0.25% to 0.40% depending on the Company’s total leverage ratio, and letter of credit fees.

Several of the lenders and agents and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Index to Exhibits attached hereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

TEGNA Inc.

By:	/s/ Victoria D. Harker
Victoria D. Harker, Chief Financial Officer

Date: July 6, 2015

Index to Exhibits

Exhibit No.	Description

99.1	News Release of TEGNA Inc. dated July 6, 2015 (filed herewith).